SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

AIM HIGH INCOME MUNICIPAL

FOR PERIOD ENDING 3/31/2007
FILE NUMBER  811- 7890
SERIES NO.:  4

72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                  $16,167
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                  $ 1,802
         Class C                                                  $ 3,144
         Institutional Class                                      $ 1,376

 73A. Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                                $ 000.444
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                $000.3765
         Class C                                                $000.3765
         Institutional Class                                    $000.3112



 74U. 1. Number of shares outstanding (000's Omitted)
         Class A                                                   38,089
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                    4,264
         Class C                                                    8,815
         Institutional Class                                        5,624

 74V. 1. Net asset value per share (to nearest cent)
         Class A                                                  $  9.15
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                                                  $  9.16
         Class C                                                  $  9.16
         Institutional Class                                      $  9.16